UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)     May 15, 2006

DURAVEST, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-27489	65-0924320
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

101 N. Wacker Drive, Suite 2006, Chicago, IL 60606
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (312) 525-8160

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pro-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 15, 2006, we received a letter from Raymond Chabot Grant Thornton LLP (“RCGT”) informing us that RCGT was resigning as the auditor for our company, effective immediately. RCGT delivered an opinion on our financial statements in connection with their audit of our financial statements for the year ended December 31, 2004. This opinion included a statement about our ability to continue as a going concern.

The letter from RCGT expressed concern about our ability to provide RCGT with the documents and information necessary for them to complete their audit of our financial statements for the year ended December 31, 2005.

While management discussed these concerns with RCGT prior to their resignation, there were no discussions between RCGT and our board of directors or any committee of our board of directors. We do not intend to impose any limitations on the ability of RCGT to discuss any of the events surrounding their resignation with our subsequent auditors. At this time, we have not appointed new auditors.

We have provided RCGT with a copy of the disclosures that we are making in the report and have asked them to provide us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements contained in this report and, if not, stating the respects in which it does not agree. We will file that letter in a subsequent report within two business days of receipt.

Section 8. - Other Events

Item 8.01	Other Events

Due to the resignation of our auditors as well as delays in obtaining results from our Bio-Magnetic Therapy Systems Inc. (“BMTS”) subsidiary, we will not be able to file our Annual Report on Form 10-KSB and our Quarterly Report on Form 10-QSB for the first quarter of 2006 this week as initially anticipated. We had previously delayed the reporting of our 2005 financial statements due to the changes taking place at BMTS, which caused a delay in the reporting of the BMTS results, which are included in our financial statements. As a result of this delay, we will not be able to file the Form 10-KSB and the Form 10-QSB within the grace period provided by the rules of the OTC Bulletin Board, on which our common stock is quoted. We have requested and are scheduled for a hearing before a panel authorized by the NASD Board of Governors for May 26 at 11:15 a.m., Eastern Standard Time. However, if we are not able to become current in our SEC reporting obligations prior to the hearing, our common stock will be removed from quotation on the OTC Bulletin Board. We cannot assure you that we will be able to become current in our SEC reporting prior to the hearing date. If our common stock ceases to be quoted on the OTC Bulletin Board, we will work with a market maker for our common stock to get back on the OTC Bulletin Board as soon as practicable after we are able to file our outstanding periodic reports. Until such time, we will pursue a temporary quotation on the OTC Pink Sheets.

On May 19, 2006, we issued a press release relating to the resignation of RCGT and the continuing delay in the release of our financial statements. A copy of that press release is being filed as an exhibit hereto.

On May 22, 2006 we posted a letter to shareholders on our website describing some of the reasons for the delay in filing our financial statements, including the need for a valuation of the good-will associated with our investment in Estracure, Inc. A copy of that letter is being filed as an exhibit hereto.

Section 9. - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits

12(a)	Press Release dated May 19, 2006.

12(b)	Letter to Shareholders dated May 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURAVEST, INC.

Dated:	May 22, 2006	By:	/s/ Dr. Ogan Gurel
Dr. Ogan Gurel, President and Chief
Executive, Officer and a Director